          _________________________________________________________________

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                      __________
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                      __________
                           ALLEGHENY TELEDYNE INCORPORATED
                (Exact name of registrant as specified in its charter)

                    DELAWARE                           25-1792394
          (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)          Identification No.)
                    1000 SIX PPG PLACE
                  PITTSBURGH, PENNSYLVANIA             15222-5479
          (Address of principal executive offices)     (Zip Code)
             SAVINGS AND SECURITY PLAN OF THE TUBULAR AND PLATE PRODUCTS
            DIVISIONS OF ALLEGHENY LUDLUM CORPORATION SAVINGS AND SECURITY
            PLAN OF THE LOCKPORT AND WATERBURY FACILITIES ALLEGHENY LUDLUM
           CORPORATION RETIREMENT SAVINGS PLAN ALLEGHENY LUDLUM CORPORATION
              PERSONAL RETIREMENT AND 401(k) SAVINGS ACCOUNT PLAN 401(k)
              SAVINGS ACCOUNT PLAN FOR EMPLOYEES OF THE WASHINGTON PLANT
                              (Full title of the plans)
                                    JON D. WALTON
                     VICE PRESIDENT-GENERAL COUNSEL AND SECRETARY
                                  1000 SIX PPG PLACE
                         PITTSBURGH, PENNSYLVANIA  15222-5479
                       (Name and address of agent for service)
                                    (412) 394-2836
            (Telephone number, including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

                                        Proposed      Proposed
                                        maximum       maximum
           Title of        Amount to    offering     aggregate      Amount of
          securities          be         price        offering     registration
       to be registered   registered   per share       price           fee

      Common Stock, par                $20.38<F2>   $17,323,000.00   $5,973.45
      value
        $.10 per
      share<F1>            50,000
      Savings and         shares
        Security Plan of
        the Tubular and
        Plate Products
        Divisions         50,000
      Savings and         shares
        Security Plan of
        the Lockport and
        Waterbury
        Facilities        300,000
      Retirement Savings  shares
        Plan              400,000
      Personal            shares
        Retirement and
        401(k) Savings
        Account Plan      50,000
      401(k) Savings      shares
        Account Plan for
        Employees of
        the Washington
        Plant
          [FN]
          <F1>
          In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of interests to be offered or sold pursuant to the Savings and Security Plan of the Tubular Products Division of Allegheny Ludlum Corporation, the Savings and Security Plan of the Lockport and Waterbury Facilities, the Allegheny Ludlum Corporation Retirement Savings Plan, the
          Allegheny Ludlum Corporation Personal Retirement and 401(k)
          Savings Account Plan, and the 401(k) Savings Account Plan for Employees of the Washington Plant.
          [/FN]
          [FN]
          <F2>
          Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for the Common Stock of Allegheny Ludlum Corporation and the Common Stock of Teledyne, Inc. on August 13, 1996, in each case as reported on the New York Stock Exchange Composite Tape, and the respective ratios at which such Common Stock will be converted into the Registrant's Common Stock pursuant to the Agreement and Plan of Merger and Combination dated April 1, 1996 among Allegheny
          Teledyne Incorporated, Allegheny Ludlum Corporation, ALS Merger Corporation, Teledyne, Inc. and TDY Merger, Inc.
          [/FN]

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


          ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents filed by Allegheny Teledyne Incorporated ("the Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the prospectus included in the Joint Proxy Statement (the "Joint Proxy Statement") covering 183,778,552 shares of the Registrant's Common Stock, par value $.10 per share (the "Common Stock"), as filed with the Commission as part of the Registration Statement on Form S-4 (File No. 333-8235), effective July 17, 1996, as amended by Post-Effective Amendment No. 1, effective August 15, 1996, as further amended by Post-Effective Amendment No. 2, effective August 15, 1996 (the "Form S-4"), and (ii) the description of the Registrant's Common Stock contained in the Form S-4, including all amendments and reports updating such description.

               The consolidated financial statements incorporated by reference to the Annual Report on Form 10-K of Allegheny Ludlum Corporation for the fiscal year ended December 31, 1995, which is incorporated by reference to the Joint Proxy Statement, have been so incorporated in reliance on the report of Ernst & Young LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

               The consolidated financial statements incorporated by reference to the Annual Report on Form 10-K of Teledyne, Inc. for the fiscal year ended December 31, 1995, which is incorporated by reference to the Joint Proxy Statement, have been so incorporated in reliance on the report of Arthur Andersen LLP, independent public accountants, given on the authority of said firm as experts in auditing and accounting.

               All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Savings and Security Plan of the Tubular Products Division of Allegheny Ludlum Corporation, the Savings and Security Plan of the Lockport and Waterbury Facilities, the Allegheny Ludlum Corporation Retirement Savings Plan, the Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan, or the 401(k) Savings Account Plan for Employees of the Washington Plant (collectively, the "Plans"), meeting the requirements of Section 10(a) of the Securities Act.


          ITEM 4.  DESCRIPTION OF SECURITIES.

               The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

          ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

               The legality of the Common Stock to which this Registration Statement relates has been passed upon for the Registrant by Jon
          D. Walton, Vice President - General Counsel and Secretary. Mr. Walton is paid a salary by the Registrant and participates in the benefit plans of the Registrant and its subsidiaries, including the Plans in respect of which Common Stock is being registered hereunder, and beneficially owns 80,714 shares of Common Stock, including presently exercisable options to purchase 30,666 shares of Common Stock.


          ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a Delaware corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article SEVEN of the Registrant's Restated Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders in accordance with the foregoing provisions of Section 102(b)(7).

               Under Section 145 of the DGCL, a Delaware corporation has the power to indemnify directors and officers under certain prescribed circumstances and, subject to certain limitations, against certain costs and expenses, including attorneys' fees, actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party by reason of his being a director or officer of the corporation if it is determined that he acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article EIGHT of the Registrant's Restated Certificate of Incorporation provides that the Registrant will indemnify any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL.


          ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

               Inapplicable.


          ITEM 8.  EXHIBITS.

               The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

          Exhibit No.                   Description

             4.1 Restated Certificate of Incorporation of Allegheny Teledyne Incorporated (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, filed with the Commission on July 17, 1996 (File No. 333-8235)).

             4.2 Amended and Restated Bylaws of Allegheny Teledyne Incorporated, (incorporated by reference to
                         Exhibit 3.2 of the Registrant's Registration
                         Statement on Form S-4, filed with the Commission on July 17, 1996 (File No. 333-8235)).

             5.1         Opinion of Jon D. Walton, Esquire, Vice President
                         - General Counsel and Secretary, as to the legality of the shares being registered and compliance of the Plans with the Employee Retirement Income Security Act of 1974.

            23.1         Consent of Ernst & Young LLP.

            23.2         Consent of Arthur Andersen LLP.

            23.3         Consent of Jon D. Walton, Esquire, Vice President
                         - General Counsel and Secretary (included in opinion filed as Exhibit 5.1).

            24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

          The undersigned Registrant hereby undertakes to submit the 401(k) Savings Account Plan for Employees of the Washington Plant to the Internal Revenue Service in a timely manner and make all changes required by the IRS in order to qualify such Plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.


          ITEM 9.  UNDERTAKINGS

               (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

                                        * * *

               (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

               Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 15th day of August, 1996.

                                        ALLEGHENY TELEDYNE INCORPORATED


                                        By: /s/ William P. Rutledge
                                            ------------------------------
                                            William P. Rutledge
                                            President and Chief Executive
                                            Officer

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints either William
          P. Rutledge or Douglas J. Grant and either James L. Murdy or Jon
          D. Walton, acting jointly, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:

                  SIGNATURE                CAPACITY             DATE

           /s/ Richard P. Simmons   Chairman of the        August 15, 1996
           -----------------------  Board and a Director
           Richard P. Simmons
           /s/ William P. Rutledge  President and Chief    August 15, 1996
           -----------------------  Executive Officer
           William P. Rutledge      and a Director

                  SIGNATURE                CAPACITY             DATE

           /s/ Robert P. Bozzone    Vice Chairman of the   August 15, 1996
           -----------------------  Board and a Director
           Robert P. Bozzone
           /s/ Arthur H. Aronson    Executive Vice         August 15, 1996
           -----------------------  President and a
           Arthur H. Aronson        Director

           /s/ James L. Murdy       Senior Vice            August 15, 1996
           -----------------------  President and Chief
           James L. Murdy           Financial Officer
                                    (Principal Financial
                                    Officer)

           /s/ Douglas J. Grant     Vice President-        August 15, 1996
           -----------------------  Finance and Deputy
           Douglas J. Grant         Chief Financial
                                    Officer (Principal
                                    Accounting Officer)
           /s/ Paul S. Brentlinger  Director               August 15, 1996
           -----------------------
           Paul S. Brentlinger

           /s/ Frank V. Cahouet     Director               August 15, 1996
           -----------------------
           Frank V. Cahouet
           /s/ Diane C. Creel       Director               August 15, 1996
           -----------------------
           Diane C. Creel

           /s/ C. Fred Fetterolf    Director               August 15, 1996
           -----------------------
           C. Fred Fetterolf

           /s/ Thomas Marshall      Director               August 15, 1996
           -----------------------
           Thomas Marshall
           /s/ W. Craig McClelland  Director               August 15, 1996
           -----------------------
           W. Craig McClelland

           /s/ William G. Ouchi     Director               August 15, 1996
           -----------------------
           William G. Ouchi
           /s/ Charles J. Queenan,  Director               August 15, 1996
               Jr.
           -----------------------
           Charles J. Queenan, Jr.

                  SIGNATURE                CAPACITY             DATE

           /s/ George A. Roberts    Director               August 15, 1996
           -----------------------
           George A. Roberts
           /s/ James E. Rohr        Director               August 15, 1996
           -----------------------
           James E. Rohr

           /s/ Fayez Sarofim        Director               August 15, 1996
           -----------------------
           Fayez Sarofim

           /s/ Henry E. Singleton   Director               August 15, 1996
           -----------------------
           Henry E. Singleton

                                    EXHIBIT INDEX

            EXHIBIT                                            SEQUENTIAL
              NO.                   DESCRIPTION                PAGE NUMBER

              4.1    Restated Certificate of Incorporation         --
                     of Allegheny Teledyne Incorporated
                     (incorporated by reference to Exhibit
                     3.1 to the Registrant's Registration
                     Statement on Form S-4, filed with the
                     Commission on July 17, 1996 (File No.
                     333-8235)).
              4.2    Amended and Restated Bylaws of                --
                     Allegheny Teledyne Incorporated,
                     (incorporated by reference to Exhibit
                     3.2 of the Registrant's Registration
                     Statement on Form S-4, filed with the
                     Commission on July 17, 1996 (File No.
                     333-8235)).

              5.1    Opinion of Jon D. Walton, Esquire, Vice       11
                     President - General Counsel and
                     Secretary, as to the legality of the
                     shares being registered and compliance
                     of the Plans with the Employee
                     Retirement Income Security Act of 1974.

             23.1    Consent of Ernst & Young LLP.                 12
             23.2    Consent of Arthur Andersen LLP.               13

             23.3    Consent of Jon D. Walton, Esquire, Vice       --
                     President - General Counsel and
                     Secretary (included in opinion filed as
                     Exhibit 5.1).
             24.1    Power of Attorney (set forth on the
                     signature page of this Registration
                     Statement).

                                                                Exhibit 5.1
                                   August 15, 1996

          Allegheny Teledyne Incorporated
          1000 Six PPG Place
          Pittsburgh, PA  15222-5479

               RE:  REGISTRATION STATEMENT ON FORM S-8

          Ladies and Gentlemen:

               I am Vice President - General Counsel and Secretary of Allegheny Teledyne Incorporated, a Delaware corporation (the "Registrant"), and in such capacity I have acted as counsel to the Registrant in connection with the Registrant's Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 1,000,000 shares (the "Shares") of the Registrant's Common Stock, par value $.10 per share, in connection with the Savings and Security Plan of the Tubular Products Division of Allegheny Ludlum Corporation, the Savings and Security Plan of the Lockport and Waterbury Facilities, the Allegheny Ludlum Corporation Retirement Savings Plan, the Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan, or the 401(k) Savings Account Plan for Employees of the Washington Plant (collectively, the "Plans").

               I am familiar with the Registration Statement and the Plans, and I have examined the Registrant's Restated Certificate of Incorporation and the Registrant's Amended and Restated By-Laws. I have also examined such other public and corporate documents, certificates, instruments and corporate records, and such questions of law, as I have deemed necessary or appropriate for the purpose of this opinion.

               Based on the foregoing, I am of the opinion that (i) the Shares, when issued in accordance with the Plans, will be duly authorized, validly issued, fully paid and nonassessable and that
          (ii) the Savings and Security Plan of the Tubular Products Division of Allegheny Ludlum Corporation, the Savings and Security Plan of the Lockport and Waterbury Facilities, the Allegheny Ludlum Corporation Retirement Savings Plan, and the Allegheny Ludlum Corporation Personal Retirement and 401(k) Savings Account Plan comply with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

               I hereby consent to the filing of this opinion as Exhibit
          5.1 to the Registration Statement.

                                        Yours truly,


                                        /s/ Jon D. Walton

                                                               Exhibit 23.1



                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          We consent to the incorporation by reference of our reports dated January 30, 1996, which were previously incorporated by reference into Form S-4 No. 333-8235, with respect to the consolidated financial statements of Allegheny Ludlum Corporation incorporated by reference in its Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities Exchange Commission into this registration statement on Form S-8 and to the reference to our firm as experts under the caption "Item 3. Incorporation of Documents by Reference."


          /s/ Ernst & Young LLP
          ------------------------
          Ernst & Young LLP
          Pittsburgh, Pennsylvania
          August 14, 1996

                                                               Exhibit 23.2






                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



          As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 13, 1996, which was previously incorporated by reference into Form S-4 No. 333-8235 and included in Teledyne Inc.'s Form 10-K for the year ended December 31, 1995, into this Registration Statement and to all references to our Firm included in this Registration Statement.


          /s/ Arthur Andersen LLP
          ------------------------
          Arthur Andersen LLP
          Los Angeles, California
          August 14, 1996